UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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VCA Inc.

(Name of Registrant as Specified In Its Charter)

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The following is a transcript of a video message from Robert L. Antin, the Chief Executive Officer of VCA Inc., a Delaware corporation (the “Company”), that will be made available to employees of the Company on or after March 1, 2017:

Hi, I’m Bob Antin. I’m one of the three founders of VCA, along with my brother Art and Neil Tauber.

I sent a letter out on January 9th marking an incredible opportunity for us to merge our company with the Mars family, and I promised in the letter that I would provide periodic updates on what is taking place. So, using a few props, I wanted to tell you that so far, everything has gone according to what we hoped. We’re in the process right now of putting information together for our shareholders, which it has to go to a shareholder vote, and then we’ll go through some other processes.

I wanted to answer some of the questions I received from you, and I really appreciate it, on the website where we offered to take questions. So far, for me, I’m ecstatic. I think the Mars folks have been absolutely incredible. I still have ultimate confidence that VCA, which they love, they love the brand, they love the hospitals, ANTECH, Sound, and Camp Bow Wow is going to stay a separate and discrete company. I think they appreciate it, and I have confidence they are going to do it. I have every intention of staying, I see that as a great opportunity for me personally, and I continue to see VCA go into the future.

Some of the questions that you’ve asked – our relationship with Banfield. I believe Banfield is a great company, but VCA is going to operate separately from them. We’re still going to support our own culture, and I have 100% confidence in that.

So far, the other questions I got, which are kind of funny, are candy. Are we going to get discounts in Mars candy? I sure hope so, and if the Mars people are listening, I want them to know that everybody in our company supports Mars in every way, and we’re hoping that we get candy from the Mars folks.

In terms of questions that you get from clients, VCA is going to be a stronger company because Mars is one of the largest family-owned businesses in the world, and they have lots of capital that they are deploying on a long-term benefit. You know and I know between Royal Canin, Whiskas, Iams and the money they’ve invested in nutrition, they would like for us to try to learn something through their nutrition and our diagnostics so that we can further our ambitions in pet care.

So far in the questions, in terms of are we going to continue to practice medicine? The answer is yes. Mars has absolutely promised me, and I’ve seen it in their other companies, our doctors are even going to make their own choice of which diets to use. Currently, in our hospitals, we have Hills and we have Royal Canin, and those are decisions that doctors make, and they will continue to be the ones that doctors make.

So, I wanted to give you an update. I’m incredibly appreciative of the Mars folks. They’ve been spectacular. For all of us who have engaged in them, I’m excited. If you have any other questions, I would encourage you to write to vca.vcamarsquestions@vca.com, so that’s vca.vcamarsquestions@vca.com. I didn’t make that URL up, that’s the one I was given. So if you do have questions, please feel free, and again I say it with a smile on my face and a smile on my heart: I think it’s a great thing for VCA in the long term, because it’s a family that has a tremendous commitment to the profession.

So this is my update, it’s not very long, but I really want to thank you for being part of VCA. You’ve made us an amazing company. I love your brand that you’ve created, and I think we’re all proud of VCA. Thank you.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the securities laws with respect to the proposed transaction between the Company, Mars, Incorporated (“Mars”) and certain subsidiaries of Mars. We have included herein statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We generally identify forward-looking statements in this document using words like “believe,” “intend,” “expect,” “estimate,” “may,” “plan,” “should,” “could,” “forecast,” “looking ahead,” “possible,” “will,” “project,” “contemplate,” “anticipate,” “predict,” “potential,” “continue,” or similar expressions. You may find some of these statements below and elsewhere in this document. These forward-looking statements are not historical facts and are inherently uncertain and outside of our control. Any or all of our forward-looking statements in this document may turn out to be incorrect. They can be affected by inaccurate assumptions we might make, or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this document will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company; (ii) the failure to satisfy or obtain waivers of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of the Company and the receipt of certain governmental and regulatory approvals; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts current plans and operations of the Company, including the risk of adverse reactions or changes to business relationships with customers, suppliers and other business partners of the Company; (vi) potential difficulties in the hiring or retention of employees of the Company as a result of the proposed transaction; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) potential litigation relating to the merger agreement or the proposed transaction; (ix) unexpected costs, charges or expenses resulting from the proposed transaction; (x) competitive responses to the proposed transaction; and (xi) legislative, regulatory and economic developments. The foregoing list of factors is not exclusive. Additional risks and uncertainties that could affect the Company’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2017, and the Company’s more recent reports filed with the SEC. The Company can give no assurance that the conditions to the proposed transaction will be satisfied, or that it will close within the anticipated time period. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which statements were made. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This document is being made in respect of the proposed transaction between the Company, Mars and certain subsidiaries of Mars. In connection with the proposed transaction, on February 15, 2017, the Company filed with the SEC and mailed (or otherwise provided) to each stockholder entitled to vote at the special meeting relating to the proposed transaction a definitive proxy statement on Schedule 14A and a form of proxy. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other materials or documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or through the investor relations section of the Company’s website (http://investor.vca.com).